UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

CIL&D, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any ne or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

DEFAULT ON JUNIOR SECURED NOTE. In June 2015 Eagle Mountain Acquisition LLC (“Buyer”) purchased CIL&D, LLC’s (the “Company”) former wholly owned subsidiary, Kaiser Eagle Mountain, LLC (“KEM”). KEM owns and/or controls the property at Eagle Mountain located in Riverside County, California. Buyer purchased KEM, in part, in anticipation of a hydro-electric pumped storage and water project that was being developed and permitted by Eagle Crest Energy Company that would be located on a portion of the Eagle Mountain property. As a part of the consideration for such purchase, Buyer gave to the Company Buyer’s Junior Secured Note dated June 29, 2015, in the original principal balance of $19,000,000 (as amended, the “Note”). The principal amount due under the Note increased as provided in the Note. Effective July 1, 2018, Buyer began making and had continued to make cash interest payments to the Company in accordance with the terms of the Note. However, Buyer failed to make the September 30, 2021, Note payment within the allowed grace period for such payment. As a result, the Note is in default and all amounts payable pursuant to the Note are now due and payable in full. The amount due and payable under the Note, excluding default interest that is now accruing, is approximately $53,106,581. Although not required under the terms of the Note, following the lapse of the grace period the Company sent a letter on October 8, 2021, demanding payment in full and of the Note’s acceleration. Buyer has communicated to the Company that neither it nor any of the guarantors of the Note have the funds to pay the amount due under the Note.

The Note is secured by, among other things: (i) the guaranty of Eagle Mountain LLC, the sole owner of Buyer, and a pledge of one hundred percent (100%) of the ownership interest of Buyer to the Company; (ii) the pledge by Buyer to the Company of one hundred percent (100%) of the ownership interest of KEM; and (iii) the guaranty of KEM which is secured by a deed of trust, security agreement and assignment of rents on the Eagle Mountain property.

The Company is evaluating its legal and other options. This includes discussions with the Buyer. The Company cannot at this time project the outcome of its review and discussions.

NO ASSURANCE OF FUTURE DISTRIBUTIONS. The Company is in voluntary liquidation and dissolution. There is no assurance that there will be any future distributions on the Company’s Class A Units. As previously disclosed, the liquidation and dissolution process involve substantial risks and uncertainties. Accordingly, it is not possible to predict the timing of future distributions, if any, to the Class A unitholders or the aggregate amount of any future distributions if made. There is no market for the Company’s Class A Units and the Class A Units cannot be transferred except upon death or by operation of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: October 12, 2021	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director